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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 15, 2005

                               REGISTER.COM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-29739                  11-3239091
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)           Identification No.)

            575 EIGHTH AVENUE, 8TH FLOOR                          10018
                 NEW YORK, NEW YORK
      (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (212) 798-9100

         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

(b) Under the agreement between Register.com, Inc. (the "Company") and Barington
Companies Equity Partners, L.P. ("Barington"), dated February 6, 2005 (a copy of which was filed as Exhibit 10.1 to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2005), the Company agreed to certain target dates to appoint two new directors and a new CEO. While the
Company's nominating committee has commenced the search process for new directors, the Company did not meet the initial target date for appointing a new director by February 15, 2005. As a result, to the extent not otherwise modified, the agreement with Barington requires the Company to set the date for its 2005 annual meeting at no earlier than July 20, 2005. A practical effect of holding the annual meeting on or after July 20, 2005 is that, subject to compliance with the Company's by-laws, Barington (or any other stockholder)
could nominate an alternate slate of directors to replace some or all of the
Company's existing directors at the 2005 annual meeting, which, if successful, could result in a change of control of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               REGISTER.COM, INC.

February 15, 2005                              By: /s/ Roni A. Jacobson
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      Date                                         Roni A. Jacobson
                                                   General Counsel and Secretary